V E R I T E X Investor Presentation September 2020 Nasdaq: VBTX

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to the expected payment date of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend, impact of certain changes in Veritex’s accounting policies, standards and interpretation, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating earnings; • Pre-tax, pre-provision operating earnings; • Operating return on average assets; • Operating pre-tax, pre-provision return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income • Operating noninterest expense; and • Adjusted net interest margin. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. 3

Franchise Overview and Investment Highlights

Franchise Overview Overview Company Highlights Financial data as of or for the three months ended June 30, 2020 • Headquartered in Dallas, Texas Listing Nasdaq: VBTX Total Branches 39 • Commenced banking operations in 2010; completed IPO in 2014 Market Data – As of September 24, 2020 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Market Capitalization ($mm) $791 Price / Tangible Book Value per Share2 1.08x 1 Footprint Profitability ROAA 0.98% PTPP ROAA2 2.11% ROAE 8.36% Operating ROATCE2 12.90% Efficiency Ratio 46.02% Operating Efficiency Ratio2 45.74% Balance Sheet Total Assets ($mm) $8,588 Total Loans Held for Investment3 ($mm) $5,725 Total Deposits ($mm) $6,126 Asset Quality NCO / Average Loans 0.03% NPAs / Total Assets 0.62% ACL / Total Loans Held for Investment3 2.01% Consolidated Capital Ratios Common Equity / Assets 13.55% TCE / TA2 8.96% CET1 Ratio 9.66% Leverage Ratio 9.16% Tier 1 Capital Ratio 10.05% Total Capital Ratio 12.71% 1 One branch in Kentucky, not shown on the map. 5 2 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 3 Total Loans Held for Investment excludes mortgage warehouse and Paycheck Protection Program (“PPP”) loans.

Investment Highlights • Experienced management team – 35 years average banking experience • Strong presence in Dallas and Houston – Texas is experiencing continued strong population inflow – population growth is nearly double the U.S. average – Significant growth opportunities within our footprint • Scarcity value – 3rd largest bank solely focused on major Texas MSAs • Excellent core earnings profile has supported significant reserve build – 2.11% PTPP ROAA1 and 2.01% ACL / Total Loans Held for Investment for the quarter ended June 30, 2020 • Strong capital levels2 – 9.66% common equity tier 1 ratio – 12.71% total risk-based capital ratio • Stable asset quality2 – 0.93% NPAs to loans and OREO – Net charge offs to average loans of 0.16% for the last 12 months – Recent deep dive into loan portfolio results in downgrades of 2.6% of total commitments – $321 million of COVID-related loan deferrals (5.6% of total loans held for investment3) as of September 16, 2020 • Steady balance sheet growth2 – Originated 2,116 PPP loans totaling $400.9 million, increasing total loans to $6.6 billion, or 22.8% annualized growth – Total loans held for investment3 grew 7.6% YoY – Non-time deposits increased $535.7 million, or 52.0% annualized, during the second quarter of 2020 – Non-time deposits grew 12.1% YoY • Track record of successfully integrating acquisitions 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 6 2 Financial data as of June 30, 2020. 3 Total Loans Held for Investment excludes mortgage warehouse and PPP loans.

Experienced Management Team Malcolm Holland Angela Harper Chairman & Chief Executive Officer Chief Risk Officer • Over 35 years of banking experience in Dallas • 10 years at the Company metropolitan area; 10 years at the Company • Previously served as Credit Administration • Served in various analyst, lending and executive Officer and Risk Management Officer of Colonial management positions in Dallas area since 1982 Bank for its Texas region Terry Earley Jim Recer Chief Financial Officer Chief Banking Officer • Joined the Company in January 2019 • Joined the Company in June 2020 • Previously served as CFO of Green Bancorp, CFO • Over 30 years of banking experience of Yadkin Financial, and CEO of Rocky Mountain • Previously served EVP at Bank of America and Bank Senior EVP at BBVA / Compass LaVonda Renfro Cara McDaniel Chief Administrative Officer Chief Talent Officer • 10 years at the Company • Joined the Company in June 2020 • Previously served as Retail Executive of Colonial • Previously served as Head of HR and Talent Bank / BB&T and District Manager for Bank of Strategy at Texas Capital Bank and National America’s Austin and San Antonio markets Head of HR for Citi’s US Commercial Bank Clay Riebe Chief Credit Officer • 4 years at the Company • Previously served as Chief Lending Officer and Board Director of Momentum Bank, and various lending functions at Citibank. 7

Branch Presence in High Growth Texas Markets

Dallas-Fort Worth-Arlington

Rank	Institution	Branches	Deposits in Market ($000)	Deposit Market Share (%)
1	Bank of America Corp. (NC)	137	121,161,721	32.3
2	JPMorgan Chase & Co. (NY)	209	80,782,355	21.5
3	Texas Capital Bancshares Inc. (TX)	7	24,698,496	6.6
4	Wells Fargo & Co. (CA)	172	23,882,515	6.4
5	BBVA	92	12,692,284	3.4
6	Cullen/Frost Bankers, Inc. (TX)	38	8,593,871	2.3
7	Prosperity Bancshares, Inc. (TX)	72	7,508,024	2.0
8	NexBank Capital Inc. (TX)	3	7,313,473	2.0
9	Independent Bank Group Inc. (TX)	36	6,773,615	1.8
10	Hilltop Holdings Inc. (TX)	20	6,477,033	1.7
11	Comerica Inc. (TX)	55	5,539,122	1.5
12	BOK Financial Corp. (OK)	20	5,104,208	1.4
13	**Veritex Holdings Inc. (TX)**	**25**	**4,384,162**	**1.2**
	Total For Institutions In Market	**1,619**	**374,952,494**	

Houston-The Woodlands-Sugar Land

Rank	Institution	Branches	Deposits in Market ($000)	Deposit Market Share (%)
1	JPMorgan Chase & Co. (NY)	184	144,957,225	49.3
2	Wells Fargo & Co. (CA)	174	27,057,129	9.2
3	Bank of America Corp. (NC)	111	23,787,159	8.1
4	Zions Bancorp. NA (UT)	60	11,527,801	3.9
5	BBVA	75	11,397,333	3.9
6	Cullen/Frost Bankers, Inc. (TX)	51	6,022,935	2.1
7	Cadence Bancorp. (TX)	11	5,741,639	2.0
8	Prosperity Bancshares, Inc. (TX)	58	5,635,177	1.9
9	Woodforest Financial Group Inc. (TX)	105	5,349,523	1.8
10	Capital One Financial Corporation (VA)	32	5,269,907	1.8
11	Allegiance Bancshares Inc. (TX)	27	4,568,351	1.6
12	Comerica Inc. (TX)	48	3,457,262	1.2
13	Texas Capital Bancshares Inc. (TX)	2	3,037,992	1.0
14	CBTX Inc. (TX)	17	1,923,017	0.7
15	Truist Financial Corp. (NC)	21	1,870,728	0.6
16	BOK Financial Corp. (OK)	11	1,802,005	0.6
17	**Veritex Holdings Inc. (TX)**	**13**	**1,693,990**	**0.6**
	Total For Institutions In Market	**1,426**	**374,952,494**	



Arlington
Irving
Plano
Mesquite
Forney



Navasota
Conroe
Tomball
Brenham
Hempstead
Bellville
Katy
Rosenberg
Missouri City
Channelview
Pasadena
Baytown
La Porte
Liberty
Anahuac
Trinity Bay
Galveston Bay
Eagle Lake
Garwood
Alvin

Source: S&P Global and FDIC Summary of Deposits. Data as of 6/30/2020.

8

Well Positioned in Attractive Texas Markets

- Despite the COVID-19 pandemic, Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective:
  - Population growth expected to double U.S. average
  - Pro-business economic environment with ***no*** personal or corporate income taxes and is the leading destination for companies relocating from other states
  - There are ***50 Fortune 500*** companies headquartered in Texas, more than 1,500 foreign companies and 2.4 million small businesses
  - Texas is the ***#1*** exporting state in the nation for the 18th consecutive year, exporting $331 billion in goods in 2019
  - ***14 million*** people are in the Texan workforce, representing the second largest civilian workforce in the U.S.
  - Houston is the largest export market in the U.S., with a diverse economy

Source: Texas Office of the Governor (Economic Development and Tourism)

	MSA Deposits ($ in billions) (Top 25 Rank[1])	2020-2025 Est. Pop. Growth (Top 25 Rank[1])	2020-2025 Est. HHI Growth (Top 25 Rank[1])
Houston, TX	$294 (#9)	7.6% (#2)	3.7% (#25)
DFW	$375 (#5)	7.5% (#3)	11.8% (#9)
Texas	$972	6.8%	6.6%
United States	**$13,712**	**2.9%**	**8.9%**

Source: FDIC, S&P Global, [1]Represents Houston and DFW's rank amongst the top 25 largest U.S. MSAs by population

DFW Employment



Other 16%
Trade, Transportation & Utilities 20%
Professional Services 16%
Govt. 11%
Edu. & Health Svcs. 12%
Leisure & Hospitality 10%
Financing 8%
Manufacturing 7%

Houston Employment



Manufacturing 8%
Other 10%
Trade, Transportation & Utilities 20%
Professional Services 16%
Govt. 13%
Edu. & Health Svcs. 13%
Leisure & Hospitality 10%
Construction 10%

Source: Texas Workforce Commission, Greater Houston Partnership.

9

Scarcity Value in Texas Metro Markets

Includes all U.S. banks headquartered in Texas; sorted by total assets

Indicates banks with less than 75% of deposits in major Texas MSAs

	Company Name	Ticker	Total Assets ($mm)	Texas Metro Deposits[1] / Company Total Deposits (%)
1	Comerica Incorporated	CMA	84,397	15.0%
2	Cullen/Frost Bankers, Inc.	CFR	39,378	87.4
3	Texas Capital Bancshares, Inc.	TCBI	36,613	100.0
4	Prosperity Bancshares, Inc.	PB	32,967	56.1
5	Cadence Bancorporation	CADE	18,858	36.3
6	Independent Bank Group, Inc.	IBTX	16,986	69.4
7	Hilltop Holdings Inc.	-	16,934	73.0
8	International Bancshares Corporation	IBOC	13,325	19.0
9	First Financial Bankshares, Inc.	FFIN	10,340	30.1
10	Beal Financial Corporation	-	10,059	24.8
11	**Veritex Holdings, Inc.**	**VBTX**	**8,588**	**98.9**
12	Southside Bancshares, Inc.	SBSI	7,330	24.6
13	Amarillo National Bancorp, Inc.	-	6,717	0.9
14	Allegiance Bancshares, Inc.	ABTX	5,837	96.7
15	Triumph Bancorp, Inc.	TBK	5,617	41.2
16	Industry Bancshares, Inc.	-	4,916	29.0
17	Broadway Bancshares, Inc.	-	4,554	95.9
18	Happy Bancshares, Inc.	-	4,549	9.1
19	ANB Corporation	-	3,960	96.3
20	CBTX, Inc.	-	3,902	58.4

Source: S&P Global and FDIC Summary of Deposits. Data as of 6/30/2020.

[1] Texas metro markets includes Austin MSA, Dallas-Fort Worth MSA, Houston MSA, and San Antonio MSA.

10

Response to COVID-19

TOP 5 PRIORITIES

- Protection of life/safety of people
- Sustaining/supporting critical processes
- Communicate frequently and effectively
- Support remote working success
- Provide seamless service to clients



Texas
Cases: 617,333
Deaths: 12,681
DFW
Cases: 110,964
Deaths: 1,573
Houston
Cases: 115,331
Deaths: 2,333

Source: Texas Department of State Health Services as of 9/1/2020.

Operational Response and Preparedness

- Dispersion of critical operational processes (IT, Wire, Deposit Operations, HR, Digital Banking, Factoring, Branches, Branch Operations, Loan operations, Information Security, Fraud, BSA).
- Increased monitoring focused on higher risk operations, enhanced remote access security and further restricted internet access.
- Enhanced security around wire transfer execution.
- Flexible scheduling is being provided to those that are unable to work from home.
- Restructured loan approval process by eliminating Executive Loan Committee meetings using already in place approval limits.
- Implemented a Small Business Administration ("SBA") module to enable SBA team to offer PPP loans to small business clients.
- 308, or 57%, of Veritex employees are working remotely

COVID Response Expenses as of June 30, 2020



3%
33%
64%
$1.2 mm
COVID exp.
CRA Donations
Compensation
Other

11

Steady Balance Sheet Growth Total Assets ($000) Total Loans ($000) Closed the acquisition of Green $6,596 Bancorp, Inc. in 2019; $8,588 Green Bancorp, Inc. $5,935 PPP Loans $7,955 ($399mm) Green Bancorp, Inc. had $4.6bn had $3.3bn at close assets at close $2,557 $2,946 $3,209 $2,234 $1,409 $997 2016 2017 2018 2019 2020Q2 2016 2017 2018 2019 2020Q2 Total Deposits ($000) Total Equity ($000) $6,126 Green Bancorp, Inc. $5,894 $1,191 $1,164 had $3.5bn at close $2,622 $531 $2,279 $489 $1,120 $239 2016 2017 2018 2019 2020Q2 2016 2017 2018 2019 2020Q2 12

Profitability Performance Return on Average Assets1 Pre-tax, Pre-provision Return on Average Assets1 1.56% 1.45% 2.24% 2.02% 2.07% 1.06% 1.03% 1.77% 1.81% 1.26% 2.03% 1.14% 1.06% 0.68% 1.81% 1.77% 1.73% 0.76% 1.68% 0.61% 2016 2017 2018 2019 2Q20 YTD 2016 2017 2018 2019 2Q20 YTD ROAA Operating ROAA PTPP ROAA Operating PTPP ROAA Net Interest Margin Efficiency Ratio1 4.10% 55.61% 56.24% 56.41% 3.97% 54.92% 3.77% 3.72% 55.61% 46.76% 52.70% 3.48% 49.60% 46.62% 43.80% 2016 2017 2018 2019 2Q20 YTD 2016 2017 2018 2019 2Q20 YTD Net Interest Margin Efficiency Ratio Operating Efficiency Ratio 13 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Asset Quality Remains Stable NPAs / Total Loans + OREO Past Due1 Trends % of Total Loans2 ($ in millions) 1.00% 0.88% 0.93% 0.70% 0.90% 0.75% 0.60% 0.80% 0.69% 0.52% 0.70% 0.46% 0.50% 0.43% 0.60% 0.40% 0.36% 0.50% $51.4 $53.3 0.31% $43.3 0.40% 0.30% $39.4 0.30% 0.26% 0.30% 0.17% 0.20% 0.14% 0.15% $17.0 0.20% 0.10% 0.08% 0.08% 0.10% 0.06% 0.10% 0.05% 0.04% 0.00% 0.00% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 30-59 Past Due 60-89 Past Due 90+ Past Due NPAs NPAs/Total Loans + OREO Net Charge-off Trends 0.18% 0.14% 0.15% 0.12% $8,143 0.09% 0.06% 0.03% 0.03% 0.05% $1,790 0.00% $226 0.00% 0.00% 0.00% ($98) ($236) -0.03% 2Q19 3Q19 4Q19 1Q20 2Q20 Net Charge-offs Net Charge-off / Avg. Loans Net Charge-offs, excluding Energy / Avg. Loans Note I: During the third quarter due to the current economic environment, we continued to experience negative migration of credits. Note II: Data as of June 30, 2020. 14 1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, Mortgage Warehouse and PPP loans.

Loan Portfolio and Asset Quality

Loan Portfolio by Loan Type As of June 30, 2020 PPP Multifamily 6% NOO CRE Mortgage 6% Warehouse 28% Select Loan Category Details 7% ($ in millions) Total Average NPL / Loan Type Outstanding Unfunded Commitment Loan Loans 1-4 Family NOO CRE $1,847.5 $127.5 $1,975.0 $2.8 1.10% Residential 8% 1 C&I 1,555.3 685.3 2,240.6 0.4 1.12 $6.6 Billion OO CRE 723.8 20.5 744.3 0.9 0.51 Construction 566.5 630.9 1,197.4 1.7 0.13 Multifamily 388.4 10.1 398.5 5.3 0.00 9% Total $5,081.5 $1,474.3 $6,555.8 0.80% Construction and Land 24% 12% C&I OO CRE 16 1 Total loans excludes $28.0 million of Loans Held for Sale as of June 30, 2020.

Pandemic Portfolio Overview Timing • Review performed during June 2020 • All relationships above $2 million that one or more of the following applies: – High Risk Industry (retail CRE, hospitality, restaurant, senior housing, healthcare, leveraged Phase 1 Scope lending, or energy) – Received a round 1 deferment – Received a PPP loan Phase 2 Scope • All relationships above $20 million in commitments Penetration • Phase 1 and Phase 2 targeted review covered $4.9 billion, or 55.2%, of total commitments • $203.2mm, or 2.3%, of the total commitments were downgraded to Special Mention – $126.1 million, or 1.4%, in the Hospitality portfolio – $25.4 million, or 0.3%, in the Retail CRE portfolio • $31.0mm, or 0.3%, of the total commitments were downgraded to Substandard Results – $3.8 million, or 0.04%, in the Hospitality portfolio – $17 million, or 0.2%, relates to a student housing property that is underperforming due to COVID issues – $10 million, or 0.1%, downgrade is related to a fuel jobber/C-Store operator who is demonstrating poor operating performance • Reviews will be conducted quarterly as real time data is collected on borrowers performance in the Next Steps portfolio 17

Loan Deferment Program Update

Round 1: The Loan Deferment Program addresses the significant payment challenges faced by our customers caused by the COVID-19 virus. ***Initially 90-day deferral of principal and/or interest***

Round 2: The second round of the Loan Deferment Program takes a deeper dive into the reasons for the additional deferment request, the actual financial performance of the borrower and the actions being taken by the borrower outside of the deferment request. ***Extended 90-day deferral of principal and/or interest***

Loan Deferrals as of 7/24/2020

Loan Deferrals as of 9/16/2020



CRE Other
7%
Other Loans
11%
CRE Retail
28%
C&I
14%
CRE Office
17%
CRE Hospitality
18%
CRE Multifamily
5%
↓73%
Other Loans
8%
CRE Retail
6%
CRE Office
8%
CRE Other
13%
CRE Multifamily
6%
C&I
10%
CRE Hospitality
49%

Deferrals / Loans HFI[1]
20.9% (as of 7/24/2020)

Deferrals / Loans HFI[1]
5.6% (as of 9/16/2020)

	$ of Total Remaining Deferrals	
Loan Type	**Balance ($mm)**	**% of Deferrals**
CRE Retail	$338.5	28.2%
CRE Office	201.9	16.8
CRE Multifamily	63.1	5.3
CRE Hospitality	215.6	18.0
C&I	164.4	13.7
CRE Other	83.7	7.0
Other Loans	131.6	11.0
Total	**$1,198.8**	**100.0%**

	$ of Total Remaining Deferrals		
Loan Type	**Balance ($mm)**	**% of Deferrals**	**% Decline**
CRE Retail	$18.9	5.9%	(94.4%)
CRE Office	25.7	8.0	(87.3)
CRE Multifamily	18.3	5.7	(70.9)
CRE Hospitality	156.5	48.7	(27.4)
C&I	32.3	10.1	(80.3)
CRE Other	43.9	13.7	(47.6)
Other Loans	25.6	8.0	(80.5)
Total	**$321.2**	**100.0%**	**(73.2%)**

[1] Total Loans Held for Investment excludes mortgage warehouse and PPP loans.

18

Taking Care of Clients and Communities Paycheck Protection Program (“PPP”) • As an SBA preferred lender, Veritex is participating in the CARES Act PPP loan program • Elected the fair value option to account for PPP loans for reporting purposes • Total gross fees recognized in second quarter of 2020 approximated $12.5 million • Effective yield on PPP loans was 1% in accordance with program guidelines As of June 30, 2020 ($ in millions) # of Loans $ of Loans PPP Loans Funded 2,116 $ 400.9 million Fair Value Adj. (priced at 99.5%)1 2,116 ($ 2.0 million) PPP Loans at Fair Value 2,116 $ 398.9 million Average loan approximately $189 thousand; Weighted average fee – 3.13% Loan PPP by Sector Origination Total Funded # of Loans SBA Fee % $ Fee ($ in thousands) ($ in millions) Government Pool 2% Commodities 4% < 150,000 $ 71,494 1,580 5.00% $ 3.6 Financial Services 6% $150,001 - $ 68,651 301 5.00% $ 3.4 Services 57% $350,000 Distribution 8% $350,000 - $ 146,443 205 3.00% $ 4.4 $2,000,000 Manufacturing > $2,000,000 $ 114,366 30 1.00% $ 1.1 9% TOTAL $ 400,954 2,116 $ 12.5 Real Estate 14% 19 1 Fair value price was based on a level 2 broker quote.

COVID-Impacted Industries

Hospitality

($ in millions)	#	$ Commitment	$ Outstanding	Avg. Loan Amount
Term	82	$ 341.4	$ 335.9	$ 4.1
In-Process Construction	5	$ 65.4	$ 6.6	$ 1.3
SBA / USDA	45	$ 20.1	$ 20.1	$ 0.5
Total	**132**	**$ 426.9**	**$ 362.6**	**$ 2.7**
% of Total Loans[1]			**6.3%**	

- ***34%*** Top Tier Hotels (Marriott, Hilton, Starwood, Hyatt) / ***42%*** National Economy Hotels (Intercontinental, Wyndham, Best Western) / ***19%*** Luxury Boutique / ***5%*** No Flag
- Weighted average LTV of ***61%*** on total outstanding
- Approximately ***82%*** of exposure is located within the State of Texas
- ***No*** hotel loans were non-performing as of June 30, 2020
- 2 relationship managers oversee overwhelming majority of this portfolio. They are very experienced in this industry specifically.

As of June 30, 2020



$362,540
$156,518
43.2%
$126,102
34.7%
$0
Total Hospitality Portolfio
Total Remaining Deferrals²
Q2 Downgrades to Criticized
Past Due / Non-Accruals

- Approximately 35% of the hospitality book was downgraded to a Criticized Risk Rating in Q2.
- Review of our top 25 exposures revealed that revenue increased 103% from May to June and average occupancy increased 18% for the same period.
- 2nd Round deferments are expected to be approximately 60% of Round 1 totals.

[1] Total loans excludes loans held for sale, mortgage warehouse and PPP loans.
[2] Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Hospitality loans based on loan balance as of June 30, 2020.

20

COVID-Impacted Industries As of June 30, 2020 Retail CRE $ Avg. Loan ($ in millions) # $ Outstanding Commitment Amount $462,754 NOOCRE Retail 188 $ 411.6 $ 392.1 $ 2.1 Construction 22 $ 139.2 $ 70.7 $ 3.2 Retail Total 210 $ 550.8 $ 462.8 $ 2.2 % of Total 8.1% Loans1 • Weighted average LTV of 55.2% on total outstanding • Approximately 6.9% of outstanding exposure are Criticized assets Total Retail CRE Portolfio $18,864 • 7 borrowers with loans in excess of $10 million with an 4.1% Total Remaining Deferrals2 $25,418 average LTV of 62% 5.5% Q2 Downgrades to Criticized • Approximately 95% of outstanding exposure is located in $4,856 Past Due / Non-Accrual the Bank’s primary market of Texas • 0.32% of retail loans were non-performing as of June 30, 2020. This was a single loan that resolved as of July 7, 2020 21 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans. 2 Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Retail CRE loans based on loan balance as of June 30, 2020.

COVID-Impacted Industries As of June 30, 2020 Restaurant $120,652 $ Avg. Loan ($ in millions) # $ Outstanding Commitment Amount Term 103 $ 116.1 $ 97.6 $ 1.0 In-Process 4 $ 4.8 $ 3.9 $ 1.0 Construction SBA / USDA 45 $ 19.2 $ 19.1 $ 0.4 Total 152 $ 140.1 $ 120.6 $ 0.8 % of Total 2.1% Loans1 $8,548 Total Restaurant Portolfio 7.1% Total Remaining Deferments2 • Quick Service / Full Service 62% 38% $4,822 Past Due / Non-Accrual • A total of 80% of the portfolio is secured by real estate assets with an average $3,173 LTV of 60% Q2 Downgrades to Criticized • Approximately 83% of exposure is located within the State of Texas • 2.03% of restaurant loans were non-performing as of June 30, 2020 • The largest CRE exposure in this book, approximately $21 million, has not requested a Round 2 deferment and has resumed making scheduled payments • 6 borrowers (11 loans) account for approximately $42 million, or 36%, of the • Past due / Non-accrual loans are primarily in government guaranteed loans that outstanding balance. All but one of these loans are secured by CRE. The one not were problem assets prior to the COVID secured by CRE is one of the most prominent chains in DFW. 22 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans. 2 Loan deferral balance as of September 16, 2020. Deferrals as a percentage of Restaurant loans based on loan balance as of June 30, 2020.

COVID-Impacted Industries – Summary $5,725,414 As of June 30, 2020 The following portfolios are considered to be COVID- Impacted Industries: › Retail CRE › Hospitality › Restaurants › Senior Housing › Healthcare › Leveraged Lending › Energy $462,754 1 19.2% / TL Total Loans ("TL") $362,540 Retail CRE (8.1% / TL) 19.2% of total loans are in a COVID-Impacted Industry $120,652 Hospitality (6.3% / TL) $65,546 Restaurant (2.1% / TL) Senior Housing (1.1% / TL) $44,550 $29,007 Healthcare (0.8% / TL) Leveraged Lending (0.5% / TL) $14,841 Energy (0.4% / TL) 23 1 Total loans excludes loans held for sale, mortgage warehouse and PPP loans.

Credit Policy & Culture • Veritex Community Bank (the “Bank”) has a history of maintaining credit standards that produce excellent credit metrics while providing the production staff with reasonable offerings to grow the loan book • The credit culture is founded on the idea that the more eyes are on a transaction, the better decisions we make • Credit decision making is managed through individual Credit Officer sign-off, Joint Credit Officer sign-off or through Executive Loan Committee (“ELC”). • ELC makes all credit decisions exceeding $15 million if newly originated or $15 million if being renewed. The ELC consists of senior executives on the credit and production sides of the Bank. All loans submitted for approval have a Credit Officer sponsor as well as a Lending Officer as a sponsor to provide support. • Credit Officers have been delegated decision making authority to decide on credit for relationships up to $5 million for new credit or $10 million for renewals when joined by another Credit Officer. Credit Officers have authority up to $3 million for new credit and $5 million for new credits on an individual basis. • Delegated lending authority exists in the field with our Market Presidents up to $1 million (total relationship) to allow for small transactions to be generated in a responsive manner for our community bank customers. • The Bank’s Directors Loan Committee serves in an oversight function, reviewing pertinent credit metrics, individual transactions originated, policy related matters and Reg O loans as required. 24

Profitability, Funding, and Liquidity

Net Interest Income $ in millions • Net interest income of $65.8 million, down slightly from $70.9 1Q20 $71.4 $69.9 $67.4 $65.8 • Net interest margin of 3.31%, down 36 bps compared to 1Q20 • Drivers of NIM decrease are as follows:  12 bps of the decline is due to lower interest rates 4.00% 3.90% 3.81%  9 bps of the decline is due to the impact of PPP 3.67% 3.31% lending with a 1% yield  6 bps of the decline is due to lower purchase 3.69% 3.60% 3.47% 3.39% accounting adjustments 3.13%  Remaining decline is primarily due to an unfavorable mix shift • Loan yields decreased 64 bps mainly driven by 83 bps decline in 1 Mo Libor during Q2 and a flattening yield curve 2Q19 3Q19 4Q19 1Q20 2Q20 • Costs of interest bearing deposits decreased 55 bps due to Net Interest Income repricing efforts in a lower rate environment NIM Adjusted NIM (Excludes All Purchase Accounting)1, 2 • Strong growth in in non-time deposits at lower rates helped offset the decline in loan yields 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $3.1 million and $263 thousand, respectively, in 2Q20, $4.4 million and 26 $423 thousand, respectively, in 1Q20, $5.6 million and $740 thousand, respectively, in 4Q19, $4.2 million and $1.2 million, respectively, in 3Q19 and $3.6 million and $1.9 million, respectively, in 2Q19.

Noninterest Income/Expense (Operating) ($ in thousands) ($ in thousands) Operating Noninterest Income1 Composition Operating Noninterest Expense1 Composition $38,500 $18,411 $35,366 $35,545 $34,106 $33,595 $7,750 $6,940 $7,510 $2,897 $7,100 $6,559 $1,245 $2,696 $2,696 $2,696 $2,719 $2,712 $2,796 $2,615 $2,196 $2,814 $2,750 $3,994 $11,006 $4,198 $4,273 $4,014 $4,044 $8,430 $7,570 $1,443 $7,247 $6,676 $842 $138 $2,179 $81 $143 $20,019 $2,252 $1,921 $18,917 $18,870 $1,932 $142 $308 $17,459 $17,530 $845 $1,240 $3,667 $3,728 $3,642 $3,422 $2,960 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Other Salaries and employee benefits Occupany and equipment Government guaranteed loan income, net Professional and regulatory fees Includes $1.1 million in Gain on sale of mortgage loans Amortization of intangibles Loan fees COVID related expenses problem loan expenses, up Service charges and fees on deposit accounts Other from $159 thousand in 1Q20 27 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

CECL – Continuing Reserve Build

($ in thousands)	January 1, 2020	March 31, 2020	June 30, 2020	June 30, 2020 Reserve % per Portfolio
Pooled Loans, ex. Mortgage Warehouse ("MW") and PPP				
Commercial	$ 19,102	$ 24,814	$ 23,370	1.55%
CRE	17,351	28,619	38,590	1.55%
Multifamily	2,593	4,900	6,429	1.63%
Construction and Land	3,180	6,172	9,084	1.49%
1-4 Family Residential	5,094	7,583	10,217	1.95%
Consumer	338	323	311	2.13%
Total	**$ 47,658**	**$ 72,411**	**$ 88,001**	**1.59%**
Specific Reserves	$ 1,602	$ 5,921	$ 5,713	13.60%
PCD Reserves	$ 19,711	$ 22,651	$ 21,651	14.80%
Allowance for Credit Loss ("ACL"), ex. MW and PPP	**$ 68,971**	**$ 100,983**	**$ 115,365**	
ACL / Total Loans Held for Investment, ex. MW and PPP	**1.23%**	**1.73%**	**2.01%**	
ACL / Total Loans Held for Investment	**1.16%**	**1.62%**	**1.76%**	
Reserve for Unfunded Expected to Fund	**$ 1,718**	**$ 5,599**	**$ 8,398**	
Net Charge-offs		**$ 236**	**$ (1,554)**	

CECL Modeling Assumptions

- Moody's Texas unemployment and year-over-year % change in Texas GDP utilized in model
- Forecasts feature significant recessionary estimates followed by slow improvement
  - Texas Unemployment increases from 8.2% 3Q20 to 8.45% 2Q21
  - % YOY change in Texas GDP bottoms out (7.1%) in 3Q20 recovering to 7.4% by 2Q21
- Continued elevated qualitative reserves equating to a ending ACL mirroring Moody's stressed W shape economic recovery



Reserves / NPLs
($ in thousands)
$200,000
$150,000
$100,000
$50,000
$-
206%
232%
253%
$68,971
$33,439
$100,983
$43,600
$115,365
$45,615
4Q19
1Q20
2Q20
ACL
NPLs
ACL / NPLs

28

Deposits – Record Growth & Improving Mix Deposit Composition as of June 30, 2020 • Non-time deposits increased $535.7 million, or 52.0% ($ in millions) annualized, during the second quarter of 2020 compared to the first quarter of 2020 Jumbo Time Deposits $1,130.0 18.4% Demand Deposits • Noninterest-bearing deposits totaled $1.9 billion, or 31.2% of $1,907.7 total deposits, as of June 30, 2020 31.2% Retail Time • Loan to deposit ratio of 93.5% excluding mortgage warehouse Deposits $373.7 and PPP loans, at June 30, 2020 6.1% • Reliance on time deposits decreased from 33% in 2Q19 to 25% in 2Q20 NOW Accounts $343.6 Money Market 5.6% & Savings $2,370.5 38.7% Cost of Total Deposits CD Maturity Table as of June 30, 2020 1.29% Balance ($000) WA Rate 1.09% 3Q20 431,576 1.41% 1.02% 4Q20 282,475 1.68% 1Q21 235,424 1.61% 2Q21 271,539 1.20% 0.63% 0.59% 0.50% 3Q21 79,820 1.83% 4Q21 69,107 1.69% Q122 58,278 1.73% 2Q22+ 75,482 1.87% Total 1,503,701 1.52% 2016 2017 2018 2019 1Q20 2Q20 $1.2 billion, or ~81%, of time deposits maturing Core by 2Q21 with weighted average rate of 1.46% Deposit % 89.7% 81.6% 85.0% 79.1% 78.2% 81.6% 29 Note: Core deposits defined as total deposits less time deposit accounts with balances over $100,000, foreign deposits and unclassified objects.

Robust and Stable Liquidity Debt Securities Portfolio as of June 30, 2020 Ratings Profile ABS S&P Moody's 5% AAA 75.2% Aaa 66.8% MUN AA 0.7% Aa1 0.5% 13% MBS COR Portfolio Highlights as of June 30, 2020 27% 14% Wtd. Avg. Tax Equivalent Yield 2.88% % Available-for-Sale 97.0% CMO Avg. Life 5.8 yrs 41% Modified Duration 4.1 yrs $ in millions Available for Sale Portfolio Breakout as of June 30, 2020 Primary & Secondary Liquidity Sources Cash and Cash Equivalents $ 160,306 ($ in thousands) Market Net Unrealized Unpledged Investment Securities 1,025,743 Security Type Book Value Value Gain Corporate $ 150,923 $ 151,329 $ 406 FHLB Borrowing Availability 311,464 Municipal 114,789 122,324 7,535 Unsecured Lines of Credit 175,000 Mortgage-Backed Security 271,680 289,444 17,764 Funds Available through Fed Discount 620,503 Collateralized Mortgage Obligation 433,532 457,026 23,494 Window Asset Backed Securities 56,531 59,947 3,416 Available Paycheck Protection $ 1,027,455 $ 1,080,070 $ 52,615 Program Liquidity Facility (“PPPLF”) $ 400,954 from FRB Total as of June 30, 2020 $ 2,693,970 30

Interest Rate Risk Profile The following table summarizes a simulated change in net interest income and fair value of equity over a 12-month horizon as of June 30, 2020: As of June 30, 2020 Change in interest % Change in % Change in Rates (Basis Points) Net Interest Income Fair Value of Equity +300 16.11% 17.78% +200 10.28 12.94 +100 4.65 7.14 Base - - -100 (2.74) (7.14) 31

Capital Remains Strong and Continues to Build ($000) 3/31/2020 6/30/2020 Change ($) Basel III Standardized1 CET1 Capital $701,401 $726,006 $24,605 Tier 1 Capital 730,461 755,121 24,660 Total Capital 918,866 955,220 36,354 Consolidated Capital Ratios as of June 30, 2020 12.71% 10.05% 9.66% 9.16% CET1 Leverage Ratio2 Tier 1 Ratio Total Capital Ratio 32 1 Estimated capital measures inclusive of CECL capital transition provisions as of 6/30/2020. 2 Total assets includes PPP loans that we did not utilize the PPPLF to fund.

Appendix

Double Leverage & Interest Coverage

($000)		2016		2017		2018		2019		Q2 2020	
Investment in subsidiaries	$	148,921	$	459,655	$	506,902	$	1,289,654	$	1,287,453	
Consolidated equity		239,088		488,929		530,638		1,190,797		1,163,749	
Double leverage ratio		62%		94%		96%		108%		111%	
Interest Coverage											
Earnings:											
Income from continuing operations before taxes	$	19,018	$	28,181	$	50,237	$	115,860	$	28,015	
(+) Interest on FHLB Advances		-		531		1,701		9,984		2,801	
(+) Interest on Existing Subordinated Debentures		652		635		1,031		4,675		1,798	
Earnings available to cover interest on other borrowings (net of deposit interest expense)		19,670		29,347		52,969		130,519		32,614	A
(+) Interest on deposits		4,988		9,878		27,313		79,030		8,986	
Earnings available to cover interest on deposits and other borrowings	$	24,658	$	39,225	$	80,282	$	209,549	$	41,600	B
Interest Expense:											
Interest on FHLB Advances	$	-	$	531	$	1,701	$	9,984	$	2,801	
Interest on Existing Subordinated Debentures		652		635		1,031		4,675		1,798	
Interest expense on other borrowings (excluding interest on deposits)		652		1,166		2,732		14,659		4,599	C
Interest on deposits		4,988		9,878		27,313		79,030		8,986	
Interest expense, including interest on deposits	$	5,640	$	11,044	$	30,045	$	93,689	$	13,585	D
Interest coverage on other borrowings (excluding deposit interest expense) - A / C		30.2x		25.2x		19.4x		8.9x		7.1x	
Interest coverage deposits and other borrowings - B / D		4.4x		3.6x		2.7x		2.2x		3.1x	

Note: Existing subordinated debentures includes subordinated debt and junior subordinated debentures.

34

Historical Financial Performance

	Year Ended December 31,				Quarter Ended			
	2016	2017	2018	2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
Balance Sheet								
Total Assets ($mm)	$1,409	$2,946	$3,209	$7,955	$7,963	$7,955	$8,532	$8,588
Net Loans ($mm)	989	2,222	2,537	5,905	5,872	5,905	6,139	6,480
Deposits ($mm)	1,120	2,279	2,622	5,894	5,878	5,894	5,800	6,126
Gross Loans / Deposits	88.6%	98.0%	97.4%	100.5%	100.2%	100.5%	107.3%	107.2%
Capital								
Total Equity ($mm)	$239	$489	$531	$1,191	$1,206	$1,191	$1,149	$1,164
Tangible Common Equity / Tangible Assets[1]	15.23%	11.12%	11.78%	10.01%	10.17%	10.01%	8.81%	8.96%
Tier 1 Leverage Ratio	16.82%	12.92%	12.04%	10.17%	10.33%	10.17%	9.49%	9.16%
Tier 1 Risk-Based Capital Ratio	20.72%	12.48%	12.18%	11.02%	11.26%	11.02%	9.92%	10.05%
Total Risk-Based Capital Ratio	22.02%	13.16%	12.98%	13.10%	12.26%	13.10%	12.48%	12.71%
CRE / Total Risk-Based Capital	177%	286%	294%	298%	394%	376%	383%	379%
Earnings and Profitability								
Net Income ($mm)	$12.55	$15.15	$39.34	$90.74	$27.41	$29.05	$4.13	$24.03
Operating Earnings ($mm)[1]	-	$16.90	$42.25	$123.84	$28.63	$30.29	$4.13	$21.19
ROAA	1.06%	0.76%	1.26%	1.14%	1.37%	1.44%	0.20%	1.11%
ROATCE	11.23%	6.27%	12.89%	13.02%	15.15%	16.22%	3.27%	14.49%
Net Interest Margin	3.72%	3.77%	4.10%	3.97%	3.90%	3.81%	3.67%	3.31%
Efficiency Ratio	55.61%	56.24%	54.92%	56.41%	43.67%	47.12%	47.61%	46.02%
Asset Quality								
NPLs / Loans	0.16%	0.05%	1.00%	0.51%	0.18%	0.51%	0.65%	0.68%
NPAs[2] / Assets	0.11%	0.03%	0.77%	0.45%	0.19%	0.45%	0.55%	0.60%
Reserves / Loans	0.85%	0.57%	0.75%	0.50%	0.44%	0.50%	1.62%	1.75%
NCOs / Average Loans	0.03%	0.06%	0.01%	0.19%	0.55%	-0.01%	-0.02%	0.11%
Yield and Cost								
Yield on Loans	4.83%	5.12%	5.64%	5.79%	5.83%	5.61%	5.24%	4.40%
Yield on Earning Assets	4.23%	4.39%	5.17%	5.27%	5.26%	5.00%	4.74%	3.99%
Cost of Interest-Bearing Deposits	0.72%	0.86%	1.45%	1.70%	1.79%	1.59%	1.39%	0.84%
Cost of Interest-Bearing Liabilities	0.76%	0.91%	1.51%	1.79%	1.86%	1.65%	1.47%	0.97%

[1] Please refer to "Reconciliation of Non-GAAP Financial Measures" at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.
[2] Excludes restructured loans.

35

Reconciliation of Non-GAAP Financial Measures

Reconciliation of Non-GAAP Financial Measures

	For the Years Ended				For the Three Months Ended				
($ in thousands, except for per share data)	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	June 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	June 30, 2020
Tangible Common Equity									
Total Stockholders' Equity	$ 239,088	$ 488,929	$ 530,638	$ 1,190,797	$ 1,205,293	$ 1,205,530	$ 1,190,797	$ 1,149,269	$ 1,163,749
Adjustments:									
Goodwill	(26,865)	(159,452)	(161,447)	(370,840)	(370,221)	(370,463)	(370,840)	(370,840)	(370,840)
Core Deposit Intangibles	(2,181)	(22,165)	(11,675)	(67,563)	(72,465)	(70,014)	(67,563)	(65,112)	(62,661)
Tangible Common Equity	$ 210,042	$ 307,312	$ 357,516	$ 752,394	$ 762,607	$ 765,053	$ 752,394	$ 713,317	$ 730,248
Common Shares Outstanding	15,195	24,110	24,254	51,064	53,457	52,373	51,064	49,557	49,633
Book Value per Common Share	$ 15.73	$ 20.28	$ 21.88	$ 23.32	$ 22.55	$ 23.02	$ 23.32	$ 23.19	$ 23.45
Tangible Book Value per Common Share	$ 13.82	$ 12.75	$ 14.74	$ 14.73	$ 14.27	$ 14.61	$ 14.73	$ 14.39	$ 14.71
Tangible Common Equity									
Total Stockholders' Equity	$ 239,088	$ 488,929	$ 530,638	$ 1,190,797	$ 1,205,293	$ 1,205,530	$ 1,190,797	$ 1,149,269	$ 1,163,749
Adjustments:									
Goodwill	(26,865)	(159,452)	(161,447)	(370,840)	(370,221)	(370,463)	(370,840)	(370,840)	(370,840)
Core Deposit Intangibles	(2,181)	(22,165)	(11,675)	(67,563)	(72,465)	(70,014)	(67,563)	(65,112)	(62,661)
Tangible Common Equity	$ 210,042	$ 307,312	$ 357,516	$ 752,394	$ 762,607	$ 765,053	$ 752,394	$ 713,317	$ 730,248
Tangible Assets									
Total Assets	$ 1,408,507	$ 2,945,583	$ 3,208,550	$ 7,954,937	$ 8,010,106	$ 7,962,883	$ 7,954,937	$ 8,531,624	$ 8,587,858
Adjustments:									
Goodwill	(26,865)	(159,452)	(161,447)	(370,840)	(370,221)	(370,463)	(370,840)	(370,840)	(370,840)
Core Deposit Intangibles	(2,181)	(22,165)	(11,675)	(67,563)	(72,465)	(70,014)	(67,563)	(65,112)	(62,661)
Tangible Assets	$ 1,379,461	$ 2,763,966	$ 3,035,428	$ 7,516,534	$ 7,567,420	$ 7,522,406	$ 7,516,534	$ 8,095,672	$ 8,154,357
Tangible Common Equity to Tangible Assets	15.23%	11.12%	11.78%	10.01%	10.08%	10.17%	10.01%	8.81%	8.96%

37

Reconciliation of Non-GAAP Financial Measures

($ in thousands)	For the Years Ended Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	For the Three Months Ended June 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	June 30, 2020
Net Income Available for Common Stockholders Adjusted for Amortization of Core Deposit Intangibles									
Net Income	$ 12,551	$ 15,152	$ 39,341	$ 90,739	$ 26,876	$ 27,405	$ 29,051	$ 4,134	$ 24,028
Adjustments:									
Plus: Amortization of Core Deposit Intangibles	595	1,270	4,060	9,830	2,451	2,451	2,451	2,451	2,451
Less: Tax Benefit at the Statutory Rate		445	859	2,065	515	515	515	515	515
Net Income Available for Common Stockholders Adjusted for Amortization of Core Deposit Intangibles	$ 13,146	$ 15,977	$ 42,542	$ 98,504	$ 28,812	$ 29,341	$ 30,987	$ 6,070	$ 25,964
Average Tangible Common Equity									
Total Stockholders' Equity	$ 142,580	$ 332,935	$ 509,018	$ 1,198,873	$ 1,200,632	$ 1,210,147	$ 1,197,191	$ 1,183,116	$ 1,155,798
Adjustments:									
Average Goodwill	(26,865)	(73,656)	(160,907)	(369,441)	(369,255)	(370,224)	(370,463)	(370,840)	(370,840)
Average Core Deposit Intangibles	(1,753)	(5,311)	(18,005)	(72,692)	(73,875)	(71,355)	(68,913)	(66,439)	(64,151)
Average Tangible Common Equity	$ 113,962	$ 253,968	$ 330,106	$ 756,740	$ 757,502	$ 768,568	$ 757,815	$ 745,837	$ 720,807
Return on Average Tangible Common Equity (Annualized)	11.24%	6.27%	12.89%	13.02%	15.26%	15.15%	16.22%	3.27%	14.49%

38

Reconciliation of Non-GAAP Financial Measures

($ in thousands, except for per share data)	For the Years Ended				For the Three Months Ended			
	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	June 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Operating Earnings								
Net Income	$ 12,551	$ 15,152	$ 39,341	$ 90,739	$ 26,876	$ 27,405	$ 29,051	$ 4,134
Plus: (Gain) Loss on Sale of Securities Available for Sale, net	-	-	42	1,852	642	-	438	-
Plus: Loss on Sale of Disposed Branch Assets[1]	-	-	(388)	359	359	-	-	-
Plus: FHLB Pre-Payment Fees	-	-	-	-	-	-	-	-
Plus: Lease Exit Costs, net[2]	-	-	1,071	-	-	-	-	-
Plus: Branch Closure Expenses	-	-	172	-	-	-	-	-
Plus: One-time Issuance of Shares to All Employees	-	-	421	-	-	-	-	-
Plus: Merger and Acquisition Expenses	-	2,691	5,220	38,601	5,431	1,035	918	-
Operating Pre-Tax Income	12,551	17,843	45,879	131,551	33,308	28,440	30,407	4,134
Less: Tax Impact of Adjustments	-	942	633	8,262	1,351	217	(23)	-
Plus: Tax Act Re-measurement	-	-	5	-	-	-	-	-
Plus: Other M&A Tax Items[3]	-	-	-	1,512	277	406	829	-
Plus: Discrete Tax Adjustments[4]	-	-	-	(965)	-	-	(965)	-
Operating Earnings	**$ 12,551**	**$ 16,901**	**$ 45,251**	**$ 123,836**	**$ 32,234**	**$ 28,629**	**$ 30,294**	**$ 4,134**

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
[2] Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017, partially offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
[3] Other M&A tax items of $829 thousand, $406 thousand and $277 thousand recorded during the three months ended December 31, 2019, September 30, 2019, and June 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.
[4] Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a next tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million. A discrete tax benefit of $1,799 was recorded as a result of the Company amending a prior year Green tax return to carry back a net operating loss ("NOL") incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as a result of a provision in the CARES Act which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

39

Reconciliation of Non-GAAP Financial Measures

($ in thousands)	For the Years Ended Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019	For the Three Months Ended June 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	June 30, 2020	For the Six Months Ended June 30, 2020
Pre-Tax, Pre-Provision Operating Earnings										
Net Income	$ 12,551	$ 15,152	$ 39,341	$ 90,739	$ 26,876	$ 27,405	$ 29,051	$ 4,134	$ 24,028	$ 28,162
Plus: Provision (benefit) for income taxes	6,467	13,029	10,896	25,121	7,369	7,595	8,168	(684)	3,987	3,303
Plus: Provision for Credit Losses and Unfunded Commitments	2,050	5,114	6,603	21,514	3,335	9,674	3,493	35,657	18,971	54,628
Plus: (Gain) Loss on Sale of Securities Available for Sale, net	-	-	42	1,852	642	-	438	-	(2,879)	(2,879)
Plus: Loss on Sale of Disposed Branch Assets[1]	-	-	(388)	359	359	-	-	-	-	-
Plus: FHLB Pre-Payment Fees	-	-	-	-	-	-	-	-	1,561	1,561
Plus: Lease Exit Costs, net[2]	-	-	1,071							
Plus: Branch Closure Expenses	-	-	172							
Plus: One-time Issuance of Shares to All Employees	-	-	421							
Plus: Merger and Acquisition Expenses	-	2,691	5,220	38,601	5,431	1,035	918	-	-	-
Pre-Tax, Pre-Provision Operating Earnings	$ 21,068	$ 35,986	$ 63,378	$ 178,186	$ 44,012	$ 45,709	$ 42,068	$ 39,107	$ 45,668	$ 84,775
Average Total Assets	$ 1,188,772	$ 1,980,968	$ 3,132,428	$ 7,957,883	$ 7,937,319	$ 8,009,377	$ 8,043,505	$ 8,125,782	$ 8,689,774	$ 8,380,947
Pre-Tax, Pre-Provision Operating Return on Average Assets[2]	1.77%	1.68%	2.02%	2.24%	2.22%	2.26%	2.07%	1.94%	2.11%	2.03%
Average Total Assets	$ 1,188,772	$ 1,980,968	$ 3,132,428	$ 7,957,883	$ 7,937,319	$ 8,009,377	$ 8,043,505	$ 8,125,782	$ 8,689,774	$ 8,380,947
Return on Average Assets[3]	1.06%	0.76%	1.26%	1.14%	1.36%	1.36%	1.43%	0.20%	1.11%	0.68%
Operating Return on Average Assets[3]	1.06%	1.03%	1.45%	1.56%	1.63%	1.42%	1.49%	0.20%	0.98%	0.61%
Operating Earnings Adjusted for Amortization of Core Deposit Intangibles										
Operating Earnings	$ 12,551	$ 16,901	$ 45,251	$ 123,836	$ 32,234	$ 28,629	$ 30,294	$ 4,134	$ 21,188	$ 25,322
Adjustments:										
Plus: Amorization of Core Deposit Intangibles	781	397	4,060	9,830	2,451	2,451	2,451	2,451	2,451	4,902
Less: Tax Benefit at the Statutory Rate	273	139	859	2,065	515	515	515	515	515	1,030
Operating Earnings Adjusted for Amortization of Core Deposit Intangibles	$ 13,059	$ 17,159	$ 48,452	$ 131,601	$ 34,170	$ 30,565	$ 32,230	$ 6,070	$ 23,124	$ 29,194
Average Tangible Common Equity										
Total Stockholders' Equity	$ 142,580	$ 333,393	$ 509,018	$ 1,198,873	$ 1,200,632	$ 1,210,147	$ 1,197,191	$ 1,183,116	$ 1,155,798	$ 1,142,626
Adjustments:										
Average Goodwill	(26,865)	(73,657)	(160,907)	(369,441)	(369,255)	(370,224)	(370,463)	(370,840)	(370,840)	(370,840)
Average Core Deposit Intangibles	(1,753)	(3,903)	(18,005)	(72,692)	(73,875)	(71,355)	(68,913)	(66,439)	(64,151)	(65,296)
Average Tangible Common Equity	$ 113,962	$ 255,833	$ 330,106	$ 756,740	$ 757,502	$ 768,568	$ 757,815	$ 745,837	$ 720,807	$ 706,490
Operating Return on Average Tangible Common Equity[3]	11.01%	6.61%	14.68%	17.39%	18.09%	15.78%	16.87%	3.27%	12.90%	8.31%
Efficiency Ratio	55.61%	56.24%	54.92%	56.41%	51.49%	43.67%	47.12%	47.61%	46.02%	46.76%
Operating Efficiency Ratio	55.61%	52.70%	49.60%	43.80%	43.66%	42.36%	45.67%	47.61%	45.74%	46.62%

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
[2] Lease exit costs, net for the year ended December 31, 2018 includes a $1.5 million consent fee and $240 thousand in professional services paid in January 2018 to separately assign and sublease two of our branch leases that we ceased using in 2017 offset by the reversal of the corresponding assigned lease cease-use liability totaling $669 thousand.
[3] Annualized ratio.

40

Reconciliation of Non-GAAP Financial Measures

($ in thousands, except for per share data)	For the Three Months Ended June 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	June 30, 2020
Operating Noninterest Income					
Noninterest Income	$ 6,034	$ 8,430	$ 7,132	$ 7,247	$ 21,290
Plus: Loss (Gain) on Sale of Securities Available for Sale, net	642	-	438	-	(2,879)
Operating Noninterest Income	$ 6,676	$ 8,430	$ 7,570	$ 7,247	$ 18,411
Operating Noninterest Expense					
Noninterest Expense	$ 39,896	$ 34,630	$ 36,284	$ 35,545	$ 40,061
Plus: Loss on Sale of Disposed Branch Assets[1]	359	-	-	-	-
Plus: FHLB Pre-Payment Fees	-	-	-	-	1,561
Plus: Merger and Acquisition Expenses	5,431	1,035	918	-	-
Operating Noninterest Expense	$ 34,106	$ 33,595	$ 35,366	$ 35,545	$ 38,500
Adjusted Net Interest Margin					
Net Interest Income	$ 71,442	$ 70,874	$ 69,864	$ 67,405	$ 65,757
Less: Loan Accretion	3,592	4,201	5,582	4,455	3,134
Less: Deposit Premium Amortization	1,914	1,210	740	423	263
Adjusted Net Interest Income	$ 65,936	$ 65,463	$ 63,542	$ 62,527	$ 62,360
Total Interest-Earnings Assets	$ 7,160,971	$ 7,213,766	$ 7,272,568	$ 7,388,028	$ 8,001,485
Adjusted Net Interest Margin	3.69%	3.60%	3.47%	3.39%	3.13%

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.

41

V E R I T E X